                                                                    EXHIBIT 99.1


(SPHERIS(R) LOGO)

                                        Media Relations:    Michele Peden
                                                            (615) 261-1580
                                                            mpeden@spheris.com

                                       Investor Relations:  Linda Garrad
                                                            (615) 261-1597
                                                            lgarrad@spheris.com


                   SPHERIS REPORTS FIRST QUARTER 2006 RESULTS


FRANKLIN, Tenn (June 5, 2006) -- Spheris, a leading global outsource provider of medical transcription technology and services, today announced results for the first quarter ended March 31, 2006.

Financial Highlights

Net revenue for the first quarter of 2006 was $52.0 million compared with $53.3 million in the first quarter of 2005. The $1.3 million decline in net revenues during the first quarter of 2006 from the prior-year period was primarily due to customer contracts the Company terminated in 2005 that did not have acceptable operating margins and the continued impact of lost business related to the industry-wide domestic medical transcriptionist, or MT, capacity shortage in 2005. However, operating income increased to $1.1 million during the first quarter of 2006 compared with $0.5 million during the prior-year period. The improvement in operating income was primarily due to integration savings from the Company's December 2004 HealthScribe acquisition, as well as improved turn-around-time credits and other operational efficiencies.

Earnings before interest, taxes and depreciation and amortization, or EBITDA, increased to $7.7 million in the first quarter compared with $7.3 million in the prior-year period. Both operating income and EBITDA were reduced by $0.3 million during the first quarter of 2006 by a non-cash charge resulting from the write-off of in-process research and development upon consummation of the Company's acquisition of Vianeta Communications on March 31, 2006. Excluding this non-cash charge, operating income and EBITDA would have been $1.4 million and $8.0 million, respectively, for the first quarter of 2006. EBITDA is a non-GAAP financial measure. Please refer to the "Supplemental Financial Information" and related note contained in this press release for further discussion and reconciliation of GAAP financial measures to EBITDA. The Company's net loss during the first quarter of 2006 was $2.9 million compared with $2.7 million in the prior-year period.

"Our 2006 first quarter results highlight the significant progress we have made in addressing the production capacity issues we faced during 2005 and leveraging the HealthScribe integration and our technology investments to generate cost efficiencies and competitive advantages," said Steven E. Simpson, president and chief executive officer of Spheris.

Simpson added, "Given the number of customer contracts we terminated in 2005 that did not have acceptable operating margins, the impact of the industry-wide domestic MT capacity shortage in 2005 and the resulting loss of business that continues to impact us in 2006, we anticipated a modest decline in net revenues in our year-over-year comparisons. However, new


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Spheris Reports First Quarter Results
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customer wins secured in the first quarter and thus far in the second quarter, as well as a strong pipeline of potential new business, have served to validate the differentiated technology and service offerings we can now supply to our customers. Together with ongoing cost-saving efforts, operational improvements and the anticipated future impact of the Vianeta acquisition, we expect this activity to help us build momentum in the second half of the year."

Balance Sheet Highlights

On March 31, 2006, Spheris completed the acquisition of Vianeta Communications. As a result of the Vianeta acquisition, the Company held an additional $8.5 million in restricted cash as of March 31, 2006, the majority of which was paid to Vianeta shareholders during April and May 2006.

Liquidity Highlights

As of March 31, 2006, Spheris held $6.2 million in unrestricted cash and cash equivalents. During the first quarter of 2006, the Company generated cash from operating activities of $0.2 million compared with a $1.8 million use of cash during the same period in 2005. The $2.0 million improvement over the prior-year period reflects operational efficiencies and certain costs associated with the HealthScribe acquisition incurred during the first quarter of 2005. The availability under the revolver portion of the Company's senior secured credit facility increased during the first quarter of 2006, improving to $7.8 million as of March 31, 2006 from $7.4 million as of December 31, 2005.

Investor Conference Call and Webcast

Spheris will host a conference call on June 6, 2006, at 8:00 a.m. CDT. The number to call for this interactive teleconference is 507-726-3546. The live broadcast of Spheris' quarterly conference call will be available online at www.spheris.com and http://www.videonewswire.com/event.asp?id=34143 on June 6, 2006, at 8:00 a.m. CDT. The online replay will be available shortly after the call and continue for 30 days.

ABOUT SPHERIS

Spheris is a leading global outsource provider of medical transcription technology and services to more than 500 health systems, hospitals and group practices throughout the U.S. More than 5,500 skilled Spheris medical transcriptionists support the company's clients through secure networks, using a Web-based system with integrated voice, text and data. Customer service is provided 24 hours a day, 365 days a year with an emphasis on verifiable quality, turnaround time and pricing. Spheris is headquartered in Franklin, Tenn., with major operations in St. Petersburg, Fla.; Sterling, Va.; Milpitas, Calif.; Bangalore, India; and Coimbatore, India. For more information, please visit www.spheris.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties as


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Spheris Reports First Quarter Results
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described in the filings made from time to time by the Company with the
Securities and Exchange Commission, including, without limitation, the following: (i) the effect our substantial indebtedness has on our ability to raise additional capital to fund our business, to react to changes in the economy or our business and to fulfill our obligations under our indebtedness, including our ability to meet financial covenants and other conditions of our senior secured credit facilities and indenture relating to our senior subordinated notes; (ii) our history of losses and accumulated deficit; (iii) our ability to effectively manage our domestic and global production capacity, including our ability to recruit, train and retain qualified MTs and other technical and managerial personnel and to maintain high standards of quality service in our operations; (iv) our ability to adapt and integrate new technology into our medical transcription platforms to improve our production capabilities and expand the breadth of our service offerings; (v) the reluctance of potential customers to outsource or change providers of their medical transcription services and its impact on our ability to attract new customers and increase revenues; (vi) the effect on our business if we incur additional debt, contingent liabilities and expenses in connection with future acquisitions or if we cannot effectively integrate newly acquired operations; and (vii) financial and operational risks inherent in our global operations, including foreign currency rate fluctuations between the United States and India.

The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release.


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Spheris Reports First Quarter Results
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                                  SPHERIS INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (Unaudited and Amounts in Thousands)

                                                      THREE MONTHS ENDED MARCH 31,
                                                      ---------------------------
                                                        2006               2005
                                                      --------           --------
   Net revenues ............................          $ 51,973           $ 53,344

   Operating expenses:
      Direct costs of revenues (exclusive of
        depreciation and amortization below)            38,801             39,273
      Marketing and selling expenses .......             1,278              1,586
      General and administrative expenses ..             4,191              5,224
      Depreciation and amortization ........             6,557              6,768
                                                      --------           --------
         Total operating costs .............            50,827             52,851
                                                      --------           --------

                 Operating income ..........             1,146                493


   Interest expense, net of income .........             5,140              4,880
   Other (income) expense ..................                67                (35)
                                                      --------           --------
         Net loss before income taxes ......            (4,061)            (4,352)
                                                      --------           --------

   Benefit from income taxes ...............            (1,147)            (1,655)
                                                      --------           --------

                 Net loss ..................          $ (2,914)          $ (2,697)
                                                      ========           ========


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Spheris Reports First Quarter Results
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                                  SPHERIS INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Amounts in Thousands)

                                                                  (UNAUDITED)
                                                                MARCH 31, 2006   December 31, 2005
                                                                --------------   -----------------
ASSETS
Current assets
   Unrestricted cash and cash equivalents ................        $   6,158         $   7,339
   Restricted cash .......................................            9,820             1,320
   Accounts receivable, net of allowance of $1,094 and
     $929, respectively ..................................           33,239            30,715
   Deferred taxes ........................................            1,338             1,374
   Other current assets ..................................            2,853             2,389
                                                                  ---------         ---------
         Total current assets ............................           53,408            43,137

Property and equipment, net ..............................            9,594             9,152
Internally generated software, net .......................            7,779             8,153
Customer contracts, net ..................................           41,924            45,799
Goodwill .................................................          219,495           211,116
Other noncurrent assets ..................................            3,318             2,929
                                                                  ---------         ---------
         Total assets ....................................        $ 335,518         $ 320,286
                                                                  =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable ......................................        $   2,587         $   3,030
   Accrued wages and benefits ............................           13,180            14,094
   Current portion of long-term debt .....................              750               750
   Current portion of capital lease obligations ..........              170               221
   Other current liabilities .............................           19,149             4,798
                                                                  ---------         ---------
         Total current liabilities .......................           35,836            22,893

Long-term debt, net of current portion ...................          194,101           195,702
Capital lease obligations, net of current portion ........               80               105
Deferred tax liabilities .................................            8,893            10,375
Other long-term liabilities ..............................              491               524
                                                                  ---------         ---------
         Total liabilities ...............................          239,401           229,599
                                                                  ---------         ---------

Common stock, $0.01 par value, 100 shares
    authorized, 10 shares issued and outstanding .........               --                --
Other comprehensive income ...............................               27               (89)
Contributed capital ......................................          110,529           102,301
Accumulated deficit ......................................          (14,439)          (11,525)
                                                                  ---------         ---------
         Total stockholders' equity ......................           96,117            90,687
                                                                  ---------         ---------
              Total liabilities and stockholders' equity .        $ 335,518         $ 320,286
                                                                  =========         =========


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                                  SPHERIS INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (Unaudited and Amounts in Thousands)


                                                                          THREE MONTHS ENDED MARCH 31,
                                                                          ---------------------------
                                                                            2006               2005
                                                                           -------           -------
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss .......................................................          $(2,914)          $(2,697)
 Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
      Depreciation and amortization .............................            6,557             6,768
      Write-off of in-process research and development ..........              250                --
      Deferred taxes ............................................           (1,446)           (1,967)
      Amortization of debt discounts and issuance costs .........              208               136
      Other non-cash items ......................................              157               100
      Changes in operating assets and liabilities,
         net of acquisitions:
          Accounts receivable ...................................           (1,227)           (2,689)
          Other current assets ..................................             (464)             (227)
          Accounts payable ......................................             (592)             (969)
          Accrued wages and benefits ............................             (978)             (630)
          Other current liabilities .............................            2,263               854
          Other noncurrent assets and liabilities ...............           (1,597)             (450)
                                                                           -------           -------
             Net cash provided by (used in) operating activities               217            (1,771)
                                                                           -------           -------

 CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment ............................           (1,222)           (1,256)
 Other ..........................................................              501                --
                                                                           -------           -------
             Net cash used in investing activities ..............             (721)           (1,256)
                                                                           -------           -------

 CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments on debt and capital leases ............................             (264)             (318)
 Debt issuance costs ............................................             (413)               --
 Capital contributions ..........................................               --               350
                                                                           -------           -------
             Net cash provided by (used in) financing activities              (677)               32
                                                                           -------           -------


 Net decrease in unrestricted cash and cash equivalents .........           (1,181)           (2,995)
 Cash and cash equivalents, at beginning of period ..............            7,339             6,051
                                                                           -------           -------
 Cash and cash equivalents, at end of period ....................          $ 6,158           $ 3,056
                                                                           =======           =======

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING
   ACTIVITIES:
 Capital contributions to restricted cash for the Vianeta
    acquisition .................................................          $ 8,000           $    --
                                                                           =======           =======
 Purchase of Vianeta, net of cash acquired ......................          $ 9,894           $    --
                                                                           =======           =======

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                                  SPHERIS INC.
                       SUPPLEMENTAL FINANCIAL INFORMATION
                      (Unaudited and Amounts in Thousands)

                                        THREE MONTHS ENDED MARCH 31,
                                        ----------------------------
                                          2006               2005
                                         -------           -------
Net loss ......................          $(2,914)          $(2,697)
Depreciation and amortization .            6,557             6,768
Interest expense, net of income            5,140             4,880
Other (income) expense ........               67               (35)
Benefit from income taxes .....           (1,147)           (1,655)
                                         -------           -------
              EBITDA ..........          $ 7,703           $ 7,261
                                         =======           =======

                   NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Earnings before interest expense, income taxes, depreciation and amortization, or EBITDA, is a financial measure not computed in accordance with United States generally accepted accounting principles, or GAAP. The Company believes that this non-GAAP measure, when presented in conjunction with the comparable GAAP measure, is useful to both management and investors in analyzing the Company's ongoing business and operating performance. EBITDA should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP that are presented in the release, as the items excluded in the presentation of EBITDA are significant components in understanding and assessing financial performance. A reconciliation of EBITDA to the nearest comparable GAAP financial measure is provided above. EBITDA, as presented, may not be comparable to similarly titled measures of other companies.



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